EX-26(n) eyconsent.htm EXHIBIT 26(N) ERNST & YOUNG CONSENT

Exhibit 26(n) – Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 29 to the Registration Statement (Form N-6, No. 333-69431) of Select*Life Variable Account of ReliaStar Life Insurance Company, and to the use therein of our reports dated (a) April 5, 2021, with respect to the financial statements of ReliaStar Life Insurance Company and (b) April 20, 2021, with respect to the financial statements of Select*Life Variable Account of ReliaStar Life Insurance Company.

/s/ Ernst & Young LLP

Boston, Massachusetts April 22, 2021